EXHIBIT 99.1

Calico Commerce Assets to be Acquired by PeopleSoft

Calico Commerce Plans Voluntary Chapter 11 Filing

     December 13, 2001, San Jose, California — Calico Commerce, Inc., today announced that it has reached an agreement with PeopleSoft, Inc., the leading provider of collaborative enterprise software, whereby PeopleSoft intends to acquire the intellectual property and certain assets of Calico Commerce for approximately $5M in cash. As part of the agreement, Calico Commerce will file a voluntary under Chapter 11 of the U.S. Bankruptcy Code and obtain Bankruptcy Court approval of the sale.

     “Calico Commerce has a world-class customer base that relies on our Interactive Selling Software as mission-critical to daily operations. By teaming with PeopleSoft, we are enabling our customers to continue to use best-of-breed configuration and recommendation technology with the security and backing of a large, successful software company,” said James B. Weil, President and CEO of Calico. “Interactive Selling technology is an integral and indispensable component of any comprehensive enterprise software solution, and the strength of the combined offering should delight both Calico and PeopleSoft customers.”

     The filing of Chapter 11 is an important step in the process of protecting the value of the Calico customer base and intellectual property. While the sale is consummated, Calico will continue its day-to-day operations with uninterrupted customer support. Calico Commerce has sufficient cash to operate during the restructuring and asset sale process. In October and November, Calico realized approximately $24 million from the sale of all remaining shares of Digital River common stock it received in exchange for the sale of its MarketMaker assets in April 2001. The filing will be made in the U.S. Bankruptcy Court for the Northern District of California, San Jose Division. The proposed acquisition by PeopleSoft is subject to Bankruptcy Court approval.

About Calico Commerce, Inc.

     Calico Commerce, Inc. (OTCBB: CLIC) is a provider of interactive selling software for organizations selling complex products or services. With its advanced configuration and recommendation technology, Calico enables corporations to better understand and serve their customers. Calico customers realize benefits including improved order accuracy, shortened sales cycles and improved customer satisfaction. Calico’s interactive selling software has a low total cost of ownership and enables companies to take products to market quickly, resulting in a faster and higher return on investment than that realized from traditional configuration solutions. Calico customers include leaders in the telecommunications, financial services, retail, electronic finished goods and medical equipment industries. Calico Commerce, Inc. is headquartered in San Jose, Calif., has offices in Europe and Japan, and can be found online at www.calico.com.

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     This news release contains projections or other forward-looking statements, including statements regarding business strategy, product performance, customer service, cash requirements and future financial performance. Actual results may differ materially from those projected in these forward-looking statements . Factors that could affect the forward-looking statements include our ability to complete the sale to Peoplesoft; reduce expenses and maintain sufficient cash to operate the business during restructuring; develop, prosecute, confirm and consummate a plan of reorganization; retain key executives and employees during the restructuring; maintain and expand customer relationships while in bankruptcy; uncertain demand for our products and services; difficulties delivering customer support with reduced staffing levels; and unanticipated expenses of and liabilities associated with litigation as well as claims that may arise in bankruptcy. The matters discussed in this news release should be considered in the context of the risk factors disclosed in the company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K and Form 10-Q, as amended, available online at http://www.sec.gov. All forward-looking statements are based on information available to Calico on the date hereof, and Calico assumes no obligation to update such statements.

Contact:
Les Wright
CFO
408-808-7105
lwright@calico.com

Kelly Bayer Rosmarin
Public Relations
408-808-7692
kbayer@calico.com